SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)       April 24, 2001
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                        INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                      000-31135                  04-3209022
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(State or Other Jurisdiction         (Commission              (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina            27703-8466
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code      (919) 941-9777
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         (Former Name or Former Address, If Changed Since Last Report)

 Item 5. Other Events.

     On April 24, 2001, Inspire Pharmaceuticals, Inc. issued the following press release:

       "INSPIRE PHARMACEUTICALS, INC. PROVIDES UPDATE ON PHASE II TRIAL OF
                   INS365 RESPIRATORY FOR CHRONIC BRONCHITIS

"DURHAM, NORTH CAROLINA - April 24, 2001- Inspire Pharmaceuticals, Inc. (Nasdaq:
ISPH) announced today a decision to temporarily suspend enrollment of new patients in the double-blind, placebo-controlled, multicenter Phase II trial of INS365 Respiratory for chronic bronchitis, in order to further evaluate the protocol design. All patients currently enrolled in the trial will continue to receive INS365 Respiratory or placebo through completion of the study.

"'We are working closely with Genentech to analyze and review the protocol design and data from patients currently enrolled in the trial. This analysis is intended to provide information that will ensure optimal design and conduct of the remainder of the Phase II program. We are keeping the FDA well informed,' said Don Kellerman, Pharm.D., Senior Vice President of Development at Inspire.

"Inspire and Genentech have an ongoing collaboration to develop treatments for respiratory disorders with significant unmet medical need, including chronic bronchitis, cystic fibrosis and sinusitis. In addition to the chronic bronchitis clinical program, an initial Phase I study of INS37217 Respiratory for the treatment of cystic fibrosis has been completed.

"Chronic bronchitis is a serious and potentially life-threatening lung disease caused primarily by environmental factors such as smoking and pollution. It involves excessive retention of mucus as well as inflamed airways leading to impaired mucociliary clearance causing patients to experience frequent respiratory infections. In the United States there are approximately 13 million patients diagnosed with chronic bronchitis. If left untreated, these patients experience progressive deterioration in lung function that can eventually result in respiratory failure and death. It is the fourth leading cause of death in the United States with increasing rates of morbidity and mortality.

"Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target respiratory and ophthalmic diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has four product candidates in clinical development, and has entered into development and commercialization alliances with Genentech, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd. Inspire's products are based on proprietary technology relating to P2Y receptors. Inspire is exploring other target diseases where it believes P2Y receptors play important biological roles.

"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."


                                    * * * * *

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Inspire Pharmaceuticals, Inc.


                                        By:  /s/ Gregory J. Mossinghoff
                                            ----------------------------
                                            Gregory J. Mossinghoff,
                                            Senior Vice President and
                                            Chief Business Officer


Dated:  April 24, 2001